Prospectus Supplement No. 2	Filed Pursuant to Rule 424(b)(3)
(To Post-Effective Amendment No. 3 to	Registration No. 333-186128
Registration Statement on Form S-1 Dated May 12, 2014)

Community Financial Shares, Inc.

Up to 19,684,700 Shares of Common Stock

This prospectus supplement relates to the offer and sale from time to time of up to 19,684,700 shares of common stock of Community Financial Shares, Inc., a Maryland corporation (the “Company”), by the selling stockholders named in the prospectus (the “Prospectus”) included in Registration Statement No. 333-186128. You should read this prospectus supplement in conjunction with the Prospectus, and this prospectus supplement is qualified in its entirety by reference to the Prospectus, except to the extent that the information contained in this prospectus supplement supersedes or supplements the information contained in the Prospectus.

This prospectus supplement includes the disclosure under “Item 5.02: Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2014 (the “Form 8-K”). The text of the Form 8-K is attached hereto.

Investing in our common stock involves risks, including the possible loss of principal. See “Risk Factors” beginning on page 9 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 23, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	0-51296 (Commission File Number)	36-4387843 (IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 545-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On May 16, 2014, Community Bank – Wheaton/Glen Ellyn (the “Bank”), the wholly owned subsidiary of Community Financial Shares, Inc. (the “Company”), entered into a change in control agreement with each of (i) Donald H. Wilson, the Chairman, President and Chief Executive Officer of the Company and the Bank, and (ii) Douglas Howe, the Executive Vice President of Finance and Administration of the Company and the Bank. The agreements, which became effective as of May 16, 2014, each provide for a two-year term. The term of each agreement automatically extends for an additional one-year term on each annual anniversary of the effective date of the agreement until the Bank gives the executive notice of its intent not to renew the agreement, at which time the term of the agreement will expire on the one-year anniversary of the most recent renewal date.

The change in control agreements each provide that if, within one year following a “change in control” of the Company or Bank (as defined in the agreement), (i) the Bank terminates the executive’s employment other than for “cause” (as defined in the agreement), death or disability or (ii) the executive terminates his employment for “good reason” (as defined in the agreement), then the Bank shall make a lump sum cash payment to the executive within 60 days of his termination of employment equal to 12 months of the greater of (i) the executive’s monthly base salary as of the date of termination or (ii) the executive’s monthly base salary as of the effective date of the change in control of the Bank. In addition, each executive will generally be entitled to receive all amounts or benefits to which he is entitled prior to his date of termination under any plan, program, policy, practice, contract or agreement of the Bank. The payment of such severance benefit to an executive will be contingent upon the executive’s execution of a waiver and release of claims to the Bank within 30 days of his termination date and will be subject to certain excise tax limitations and the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

Each change in control agreement further provides that if, within one year following a change in control of the Company or Bank, an executive is terminated by the Bank for cause or terminates his employment other than for good reason, the executive will only be entitled to receive (i) his base salary though the date of termination and (ii) all amounts or benefits to which the executive is entitled through the date of termination under any plan, program, policy, practice, contract or agreement of the Bank.

Copies of Messrs. Wilson’s and Howe’s change in control agreements with the Bank are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

10.1	Change in Control Agreement by and between Community Bank – Wheaton/Glen Ellyn and Donald H. Wilson

10.2	Change in Control Agreement by and between Community Bank – Wheaton/Glen Ellyn and Douglas Howe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

/s/ Donald H. Wilson
Donald H. Wilson
Chairman, President and Chief Executive Officer

Date: May 22, 2014

CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT is entered into effective as of May 16, 2014, by and between Community Bank – Wheaton/Glen Ellyn, an Illinois state-chartered bank (the "Bank"), and Donald H. Wilson ("Executive").

RECITALS:

A.           Executive is the President, Chief Executive Officer and Chairman of the Bank and is key to the continued successful management of the Bank.

B.           The Board of Directors of the Bank believes that it is in the best interests of the Bank and its stockholder (i) to provide assurance that the Bank will have the continued services of Executive notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1.01), (ii) to diminish the distraction to Executive that may arise by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control, and (iii) to encourage Executive's full attention and dedication to the Bank currently and in the event of a threatened or pending Change of Control.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises, mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.01.       Certain Definitions. As used in this Agreement, unless otherwise defined herein or unless the context otherwise requires, the following terms shall have the following meanings:

(a)          "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with the Bank. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of an entity by reason of ownership of voting securities, by contract or otherwise.

(b)          "Agreement" means this Change of Control Agreement as amended from time to time.

(c)          "Bank" means Community Bank – Wheaton/Glen Ellyn, an Illinois state-chartered bank, and its successors and assigns.

(d)          "Cause" means the termination of Executive’s employment pursuant to a Notice of Termination upon (i) Executive’s commission of any material act of dishonesty or disloyalty involving the Bank or CFIS, (ii) Executive’s commission of a crime which substantially relates to the circumstances of Executive’s position with the Bank or CFIS which has a material adverse effect on the business of the Bank or CFIS, (iii) the willful engaging by Executive in conduct which is materially injurious to the Bank or CFIS, or (iv) any breach by Executive of any non-disclosure, non-competition or non-solicitation agreement he may have with the Bank or CFIS. For purposes of this definition, no act, or failure to act, on Executive’s part will be deemed “willful” unless done, or omitted to be done, by the employee in bad faith.

(e)          “CFIS” means Community Financial Shares, Inc., a Maryland corporation and the parent bank holding company of the Bank.

(f)          "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events:

(i)          any "person" (as such term is used in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than CFIS in the case of the Bank, becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or CFIS representing eighty percent (80%) or more of the then-outstanding voting securities of the Bank or CFIS;

(ii)         the merger or consolidation of the Bank or CFIS with any other entity, other than a merger or consolidation that would result in the voting securities of the Bank or CFIS outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Bank, CFIS or such other surviving entity outstanding immediately after such merger or consolidation; or

(iii)        CFIS approves a plan of complete liquidation of the Bank or CFIS or an agreement for the sale or disposition by the Bank or CFIS of all or substantially all of the assets of the Bank or CFIS.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because eighty percent (80%) or more of the combined voting power of the then outstanding securities of the Bank or CFIS are acquired by: (1) a trustee or other fiduciary holding securities under one or more executive benefit plans maintained for executives of the Bank or CFIS, or (2) any entity which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of CFIS in the same proportion as their ownership of CFIS stock immediately prior to such acquisition.

(g)          "Change of Control Date" means the first date on which a Change of Control occurs during the Change of Control Period; provided, however, if (i) a Change of Control occurs, (ii) Executive's employment is terminated by the Bank other than for Cause or Executive terminates Executive's employment with the Bank for Good Reason, in either case prior to the date on which the Change of Control occurs, and (iii) such termination of employment or such action triggering Executive's right to terminate Executive's employment for Good Reason was at the request or direction of a third party who has taken steps reasonably calculated to effect the Change of Control, "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment by the Bank without Cause or by Executive for Good Reason.

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(h)          "Change of Control Period" means the period commencing on the date hereof and ending on the second anniversary of such date; provided, however, that commencing on a date one (1) year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof being hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least ninety (90) days prior to the Renewal Date, the Bank shall give notice to Executive that the Change of Control Period shall not be so extended, in which case, as of the Renewal Date, only one (1) year shall remain of the Change in Control Period.

(i)          "Date of Termination" means the date that Executive has a “separation from service” from the Bank within the meaning of Section 1.409A-1(h) of the Treasury Regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(j)          "Disability" of Executive shall mean the inability of Executive to perform Executive's duties hereunder, even with any reasonable accommodation, by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(k)          "Good Reason" means any of the following:

(i)          A material reduction in Executive's base salary or incentive compensation opportunity;

(ii)         A material reduction in Executive’s authority, duties or responsibilities with the Bank;

(iii)        Executive being required by the Bank to be based at any office or location that is more than fifty (50) miles from the location where Executive was principally employed immediately preceding the Change of Control Date by the Bank; and

(iv)        A material breach by the Bank or its successor or assign, of this Agreement.

Notwithstanding the foregoing, in order for Executive to terminate for Good Reason, the Executive must give the Bank a Notice of Termination within 90 days of the initial existence of the condition(s) specified by Executive that constitute Good Reason and the Bank shall have 30 days from the date of such Notice of Termination in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Bank cures the condition giving rise to Good Reason, no benefits shall be triggered under Section 3.01 of this Agreement with respect to such occurrence. If, during such 30-day period, the Bank fails or refuses to cure the condition giving rise to Good Reason, the Executive shall be entitled to benefits under Section 3.01 of this Agreement if he terminates his employment for Good Reason within 120 days of Executive’s original written notice of Good Reason.

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(l)          "Notice of Termination" means a written notice of termination which (i) indicates the termination provision in this Agreement relied upon and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

(m)          "Post-COC Period" means the period commencing on the Change of Control Date and ending on the first anniversary of such date.

ARTICLE II.
Termination of Employment
During the Post-COC Period

2.01.       Death or Disability. Executive's employment shall terminate automatically upon Executive's death. If the Bank determines in good faith that the Disability of Executive has occurred, it may give Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Bank shall terminate effective on the 30th day after receipt of such notice by Executive (the "Disability Effective Date"), provided that within the thirty (30) days after such receipt Executive shall not have returned to full-time performance of Executive's duties.

2.02.       Termination By the Bank. The Bank may terminate Executive's employment at any time for Cause or without Cause. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without a Notice of Termination.

2.03.       Termination By the Executive. Executive's employment may be terminated at any time by Executive for Good Reason or without Good Reason.

ARTICLE III.
Obligations of the Bank Upon Termination
During the Post-COC Period

3.01.       Terminations Other Than for Cause or for Good Reason. If, during the Post-COC Period, the Bank terminates Executive's employment other than for Cause, death or the Disability of Executive, or if Executive terminates employment for Good Reason:

(a)          The Bank shall pay to Executive cash in an amount equal to the aggregate of the following amounts, which payment shall be made in a lump sum on a date in the Bank’s sole discretion which is within sixty (60) days after Executive's Date of Termination: an amount equal to 12 months of the greater of (i)  Executive's monthly base salary as in effect on the Date of Termination or (ii) Executive’s monthly base salary as in effect on the date the Change of Control occurs (the "Severance Amount").

(b)          Subject to Section 3.07 hereof, Executive shall receive all amounts or benefits to which Executive is entitled for the period prior to the Date of Termination under any plan, program, policy, practice, contract or agreement of the Bank (excluding amounts otherwise required to be paid under this Section 3.01, at the time such amounts or benefits are due (except as provided in Section 3.05 of this Agreement).

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(c)          Notwithstanding anything herein contained to the contrary, the Bank's obligation to pay the Severance Amount is contingent upon Executive's execution of a Waiver and Release of Claims, in such commercially reasonable form presented to Executive by the Bank. Executive must execute and return such Waiver and Release of Claims to the Bank within thirty (30) days after Executive's Date of Termination (the "Consideration Period") and must not revoke such Waiver and Release of Claims within the seven (7) day period (or such longer period as required by law) following the return thereof. If Executive does not return the executed Waiver and Release of Claims within the permitted Consideration Period, or if Executive revokes the Waiver and Release of Claims as set forth above, (A) Executive shall forfeit the Severance Amount provided for in Section 3.01(a) and (B) the Bank shall have any further obligation to pay such Severance Amount to Executive. For clarification purposes, the payment of accrued benefits set forth in Section 3.01(b), if any, is not contingent on Executive's execution of a Waiver and Release of Claims.

3.02.       Termination for Cause; Termination Other than for Good Reason. If Executive's employment shall be terminated for Cause during the Post-COC Period or if Executive terminates employment during the Post-COC Period other than for Good Reason, this Agreement shall terminate without further obligation of the Bank to Executive other than the obligation to timely pay or provide to the Executive (i) Executive's base salary through the Date of Termination, and (ii)  all amounts or benefits to which Executive is entitled for the period prior to the Date of Termination under any plan, program, policy, practice, contract or agreement of the Bank (excluding amounts otherwise required to be paid under this Section 3.02).

3.03.       Termination as a Result of Death or Disability. In the event of the termination of Executive's employment during the Post-COC Period as a result of the death or the Disability of Executive, Executive (or Executive's heirs) shall be entitled to (i) Executive's base salary through the Date of Termination and (ii) all amounts or benefits to which Executive is entitled for the period prior to the Date of Termination under any plan, program, policy, practice, contract or agreement of the Bank (excluding amounts otherwise required to be paid under this Section 3.03), as well as death or disability benefits, as the case may be, as then in effect at the Bank and applicable to Executive.

3.04.       Excise Tax Limitation.

(a)          Anything in this Agreement to the contrary notwithstanding, in the event that the receipt of all payments, distributions or benefits (including without limitation accelerated vesting of equity-based awards) in the nature of compensation to or for Executive’s benefit, whether paid or payable pursuant to this Agreement or otherwise (a “Payment”), would subject Executive to the excise tax under Section 4999 of the Code by virtue of Section 280G of the Code, an independent accounting or executive benefits consulting firm mutually selected by the Bank and Executive (the “Accounting Firm”), shall determine whether to reduce any of the Payments paid or payable pursuant to this Agreement (the “Agreement Payments”) to the Reduced Amount (as defined below). The Agreement Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if Executive’s Agreement Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, Executive shall receive all Agreement Payments to which Executive is entitled under this Agreement. Any determination made by the Accounting Firm shall be binding on the Bank and Executive.

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(b)          If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Bank shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 3.04 shall be made as soon as reasonably practicable and in no event later than fifty-five (55) days following the Date of Termination or such earlier date as requested by the Bank and Executive. For purposes of reducing the Agreement Payments to the Reduced Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced, in the following order: (A) any Payments otherwise payable to the Executive that are exempt from Section 409A of the Code (“Section 409A”); and (B) any Payments otherwise payable to the Executive that are not exempt from Section 409A, on a pro rata basis or such other manner that complies with Section 409A. All fees and expenses of the Accounting Firm shall be borne solely by the Bank.

(c)          As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Bank to or for the benefit of Executive pursuant to this Agreement which should not have been so paid or distributed (the “Overpayment”) or that additional amounts which were not paid or distributed by the Bank to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed (the “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Bank or Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, Executive shall pay any such Overpayment to the Bank, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Executive to the Bank if and to the extent such payment would not either reduce the amount on which Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Bank to or for the benefit of Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

(d)          For purposes hereof, the following terms have the meanings set forth below: (A) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this Section 3.04 and (B) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Section 280G(b)(2)(A)(ii) and Section 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Executive with respect thereto under Section 1 and Section 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as Executive certifies, in Executive’s sole discretion, as likely to apply to him in the relevant tax year(s).

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3.05.       409A Compliance.

(a)          Notwithstanding any provision of this Agreement to the contrary, if on the Date of Termination the Executive is a "specified employee" as defined in Section 409A, then to the extent that any amount to which the Executive is entitled in connection with the termination of Executive's employment is subject to Section 409A, payments of such amounts to which the Executive would otherwise be entitled during the six (6) month period following the Executive's Date of Termination will be accumulated and paid in a lump sum on the first day of the seventh month after the month in which the Date of Termination occurs. This paragraph shall apply only to the extent required to avoid the Executive's incurrence of any additional tax or interest under Section 409A.

(b)          Notwithstanding any other provisions of this Agreement to the contrary and to the extent applicable, it is intended that this Agreement be exempt from or otherwise comply with the requirements of Section 409A, and this Agreement shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Executive pursuant to Section 409A. However, neither CFIS nor the Bank shall have any liability to Executive, Executive's beneficiaries or otherwise if this Agreement or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A. For purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to 409A of the Code, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations promulgated under Section 409A.

3.06.       Regulatory Prohibition on Payment. Notwithstanding anything to the contrary contained in this Agreement, any payments to Executive by the Bank under this Agreement are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359. The Bank covenant to Executive that it will use commercially reasonable efforts to obtain any regulatory agency approvals that may be required in order to make payments to Executive as provided herein.

3.07.       Provision of Severance under Multiple Agreements. Notwithstanding anything herein contained to the contrary, if Executive is entitled to the Severance Amount hereunder, and is also entitled to a severance payment from CFIS or the Bank under any other agreement, plan or policy (“Other Severance Payment”), then Executive shall only receive the greater of (a) the Severance Amount or (b) the Other Severance Payment.

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ARTICLE IV.
General Provisions

4.01.       Successors.

(a)          This Agreement is personal to Executive and shall not be assignable by Executive without the prior written consent of the Bank other than by will or the laws of descent and distribution. If Executive should die while any amounts would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's heirs or representatives or, if there be no such designee, to Employer's estate.

(b)          This Agreement shall inure to the benefit of and be binding upon the Bank and their respective successors and assigns, whether by contract or operation of law.

(c)          The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to require any successor to assume and agree to perform this Agreement is not a prerequisite to Section 4.01(b) applying to the parties hereto and their respective successor and assigns.

4.02.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto. This Agreement supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto.

4.03.       Notices. All notices required or permitted under this Agreement must be given in writing, reference this Agreement and will be deemed delivered and given (a) upon personal delivery to the party to be notified; (b) three days after mailing by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; (c) one business day after deposit with a nationally-recognized commercial overnight courier, specifying next day delivery with verification of receipt; or (d) when sent by electronic mail transmission (such email notice to be effective on the date after such email is sent), with a confirmation sent by way of one of the above methods. All communications shall be sent to the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Bank:	If to Executive:

Chief Financial Officer 357 Roosevelt Rd. Glen Ellyn, IL 60137	Donald H. Wilson 300 Concord Dr. Brookfield, WI 53005

4.04.       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

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4.05.       Withholding. The Bank may withhold from any amounts payable under this Agreement such Federal, state or local income or employment taxes as shall be required to be withheld pursuant to any applicable law or regulation.

4.06.       Waiver. The failure by the Bank or Executive to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Bank may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

4.07.       Employment at Will. Executive and the Bank acknowledge that, except as may otherwise be provided under any other written agreement between Executive and the Bank, the employment of Executive is "at will". Moreover, if prior to the Change of Control Date, Executive's employment with the Bank terminates, then Executive shall have no further rights under this Agreement.

(Signature page follows)

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IN WITNESS WHEREOF, Executive and the Bank have executed this Agreement as of the date first above written.

COMMUNITY BANK – WHEATON/GLEN ELLYN		EXECUTIVE

By:	/s/ Eric Wedeen SVP/CFO	/s/ Donald H. Wilson
	[Insert Name and Title]	Donald H. Wilson

Signature Page to Change of Control Agreement

CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT is entered into effective as of May 16, 2014, by and between Community Bank – Wheaton/Glen Ellyn, an Illinois state-chartered bank (the "Bank"), and Douglas Howe ("Executive").

RECITALS:

A.           Executive is the Executive Vice President of Finance and Administration of the Bank and is key to the continued successful management of the Bank.

B.           The Board of Directors of the Bank believes that it is in the best interests of the Bank and its stockholder (i) to provide assurance that the Bank will have the continued services of Executive notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1.01), (ii) to diminish the distraction to Executive that may arise by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control, and (iii) to encourage Executive's full attention and dedication to the Bank currently and in the event of a threatened or pending Change of Control.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises, mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.01.       Certain Definitions. As used in this Agreement, unless otherwise defined herein or unless the context otherwise requires, the following terms shall have the following meanings:

(a)          "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with the Bank. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of an entity by reason of ownership of voting securities, by contract or otherwise.

(b)          "Agreement" means this Change of Control Agreement as amended from time to time.

(c)          "Bank" means Community Bank – Wheaton/Glen Ellyn, an Illinois state-chartered bank, and its successors and assigns.

(d)          "Cause" means the termination of Executive’s employment pursuant to a Notice of Termination upon (i) Executive’s commission of any material act of dishonesty or disloyalty involving the Bank or CFIS, (ii) Executive’s commission of a crime which substantially relates to the circumstances of Executive’s position with the Bank or CFIS which has a material adverse effect on the business of the Bank or CFIS, (iii) the willful engaging by Executive in conduct which is materially injurious to the Bank or CFIS, or (iv) any breach by Executive of any non-disclosure, non-competition or non-solicitation agreement he may have with the Bank or CFIS. For purposes of this definition, no act, or failure to act, on Executive’s part will be deemed “willful” unless done, or omitted to be done, by the employee in bad faith.

(e)          “CFIS” means Community Financial Shares, Inc., a Maryland corporation and the parent bank holding company of the Bank.

(f)          "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events:

(i)          any "person" (as such term is used in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than CFIS in the case of the Bank, becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or CFIS representing eighty percent (80%) or more of the then-outstanding voting securities of the Bank or CFIS;

(ii)         the merger or consolidation of the Bank or CFIS with any other entity, other than a merger or consolidation that would result in the voting securities of the Bank or CFIS outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Bank, CFIS or such other surviving entity outstanding immediately after such merger or consolidation; or

(iii)        CFIS approves a plan of complete liquidation of the Bank or CFIS or an agreement for the sale or disposition by the Bank or CFIS of all or substantially all of the assets of the Bank or CFIS.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because eighty percent (80%) or more of the combined voting power of the then outstanding securities of the Bank or CFIS are acquired by: (1) a trustee or other fiduciary holding securities under one or more executive benefit plans maintained for executives of the Bank or CFIS, or (2) any entity which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of CFIS in the same proportion as their ownership of CFIS stock immediately prior to such acquisition.

(g)          "Change of Control Date" means the first date on which a Change of Control occurs during the Change of Control Period; provided, however, if (i) a Change of Control occurs, (ii) Executive's employment is terminated by the Bank other than for Cause or Executive terminates Executive's employment with the Bank for Good Reason, in either case prior to the date on which the Change of Control occurs, and (iii) such termination of employment or such action triggering Executive's right to terminate Executive's employment for Good Reason was at the request or direction of a third party who has taken steps reasonably calculated to effect the Change of Control, "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment by the Bank without Cause or by Executive for Good Reason.

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(h)          "Change of Control Period" means the period commencing on the date hereof and ending on the second anniversary of such date; provided, however, that commencing on a date one (1) year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof being hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least ninety (90) days prior to the Renewal Date, the Bank shall give notice to Executive that the Change of Control Period shall not be so extended, in which case, as of the Renewal Date, only one (1) year shall remain of the Change in Control Period.

(i)          "Date of Termination" means the date that Executive has a “separation from service” from the Bank within the meaning of Section 1.409A-1(h) of the Treasury Regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(j)          "Disability" of Executive shall mean the inability of Executive to perform Executive's duties hereunder, even with any reasonable accommodation, by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(k)          "Good Reason" means any of the following:

(i)          A material reduction in Executive's base salary or incentive compensation opportunity;

(ii)         A material reduction in Executive’s authority, duties or responsibilities with the Bank;

(iii)        Executive being required by the Bank to be based at any office or location that is more than fifty (50) miles from the location where Executive was principally employed immediately preceding the Change of Control Date by the Bank; and

(iv)        A material breach by the Bank or its successor or assign, of this Agreement.

Notwithstanding the foregoing, in order for Executive to terminate for Good Reason, the Executive must give the Bank a Notice of Termination within 90 days of the initial existence of the condition(s) specified by Executive that constitute Good Reason and the Bank shall have 30 days from the date of such Notice of Termination in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Bank cures the condition giving rise to Good Reason, no benefits shall be triggered under Section 3.01 of this Agreement with respect to such occurrence. If, during such 30-day period, the Bank fails or refuses to cure the condition giving rise to Good Reason, the Executive shall be entitled to benefits under Section 3.01 of this Agreement if he terminates his employment for Good Reason within 120 days of Executive’s original written notice of Good Reason.

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(l)          "Notice of Termination" means a written notice of termination which (i) indicates the termination provision in this Agreement relied upon and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

(m)          "Post-COC Period" means the period commencing on the Change of Control Date and ending on the first anniversary of such date.

ARTICLE II.
Termination of Employment
During the Post-COC Period

2.01.       Death or Disability. Executive's employment shall terminate automatically upon Executive's death. If the Bank determines in good faith that the Disability of Executive has occurred, it may give Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Bank shall terminate effective on the 30th day after receipt of such notice by Executive (the "Disability Effective Date"), provided that within the thirty (30) days after such receipt Executive shall not have returned to full-time performance of Executive's duties.

2.02.       Termination By the Bank. The Bank may terminate Executive's employment at any time for Cause or without Cause. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without a Notice of Termination.

2.03.       Termination By the Executive. Executive's employment may be terminated at any time by Executive for Good Reason or without Good Reason.

ARTICLE III.
Obligations of the Bank Upon Termination
During the Post-COC Period

3.01.       Terminations Other Than for Cause or for Good Reason. If, during the Post-COC Period, the Bank terminates Executive's employment other than for Cause, death or the Disability of Executive, or if Executive terminates employment for Good Reason:

(a)          The Bank shall pay to Executive cash in an amount equal to the aggregate of the following amounts, which payment shall be made in a lump sum on a date in the Bank’s sole discretion which is within sixty (60) days after Executive's Date of Termination: an amount equal to 12 months of the greater of (i)  Executive's monthly base salary as in effect on the Date of Termination or (ii) Executive’s monthly base salary as in effect on the date the Change of Control occurs (the "Severance Amount").

(b)          Subject to Section 3.07 hereof, Executive shall receive all amounts or benefits to which Executive is entitled for the period prior to the Date of Termination under any plan, program, policy, practice, contract or agreement of the Bank (excluding amounts otherwise required to be paid under this Section 3.01, at the time such amounts or benefits are due (except as provided in Section 3.05 of this Agreement).

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(c)          Notwithstanding anything herein contained to the contrary, the Bank's obligation to pay the Severance Amount is contingent upon Executive's execution of a Waiver and Release of Claims, in such commercially reasonable form presented to Executive by the Bank. Executive must execute and return such Waiver and Release of Claims to the Bank within thirty (30) days after Executive's Date of Termination (the "Consideration Period") and must not revoke such Waiver and Release of Claims within the seven (7) day period (or such longer period as required by law) following the return thereof. If Executive does not return the executed Waiver and Release of Claims within the permitted Consideration Period, or if Executive revokes the Waiver and Release of Claims as set forth above, (A) Executive shall forfeit the Severance Amount provided for in Section 3.01(a) and (B) the Bank shall have any further obligation to pay such Severance Amount to Executive. For clarification purposes, the payment of accrued benefits set forth in Section 3.01(b), if any, is not contingent on Executive's execution of a Waiver and Release of Claims.

3.02.       Termination for Cause; Termination Other than for Good Reason. If Executive's employment shall be terminated for Cause during the Post-COC Period or if Executive terminates employment during the Post-COC Period other than for Good Reason, this Agreement shall terminate without further obligation of the Bank to Executive other than the obligation to timely pay or provide to the Executive (i) Executive's base salary through the Date of Termination, and (ii)  all amounts or benefits to which Executive is entitled for the period prior to the Date of Termination under any plan, program, policy, practice, contract or agreement of the Bank (excluding amounts otherwise required to be paid under this Section 3.02).

3.03.       Termination as a Result of Death or Disability. In the event of the termination of Executive's employment during the Post-COC Period as a result of the death or the Disability of Executive, Executive (or Executive's heirs) shall be entitled to (i) Executive's base salary through the Date of Termination and (ii) all amounts or benefits to which Executive is entitled for the period prior to the Date of Termination under any plan, program, policy, practice, contract or agreement of the Bank (excluding amounts otherwise required to be paid under this Section 3.03), as well as death or disability benefits, as the case may be, as then in effect at the Bank and applicable to Executive.

3.04.       Excise Tax Limitation.

(a)          Anything in this Agreement to the contrary notwithstanding, in the event that the receipt of all payments, distributions or benefits (including without limitation accelerated vesting of equity-based awards) in the nature of compensation to or for Executive’s benefit, whether paid or payable pursuant to this Agreement or otherwise (a “Payment”), would subject Executive to the excise tax under Section 4999 of the Code by virtue of Section 280G of the Code, an independent accounting or executive benefits consulting firm mutually selected by the Bank and Executive (the “Accounting Firm”), shall determine whether to reduce any of the Payments paid or payable pursuant to this Agreement (the “Agreement Payments”) to the Reduced Amount (as defined below). The Agreement Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if Executive’s Agreement Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, Executive shall receive all Agreement Payments to which Executive is entitled under this Agreement. Any determination made by the Accounting Firm shall be binding on the Bank and Executive.

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(b)          If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Bank shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 3.04 shall be made as soon as reasonably practicable and in no event later than fifty-five (55) days following the Date of Termination or such earlier date as requested by the Bank and Executive. For purposes of reducing the Agreement Payments to the Reduced Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced, in the following order: (A) any Payments otherwise payable to the Executive that are exempt from Section 409A of the Code (“Section 409A”); and (B) any Payments otherwise payable to the Executive that are not exempt from Section 409A, on a pro rata basis or such other manner that complies with Section 409A. All fees and expenses of the Accounting Firm shall be borne solely by the Bank.

(c)          As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Bank to or for the benefit of Executive pursuant to this Agreement which should not have been so paid or distributed (the “Overpayment”) or that additional amounts which were not paid or distributed by the Bank to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed (the “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Bank or Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, Executive shall pay any such Overpayment to the Bank, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Executive to the Bank if and to the extent such payment would not either reduce the amount on which Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Bank to or for the benefit of Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

(d)          For purposes hereof, the following terms have the meanings set forth below: (A) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this Section 3.04 and (B) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Section 280G(b)(2)(A)(ii) and Section 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Executive with respect thereto under Section 1 and Section 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as Executive certifies, in Executive’s sole discretion, as likely to apply to him in the relevant tax year(s).

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3.05.       409A Compliance.

(a)          Notwithstanding any provision of this Agreement to the contrary, if on the Date of Termination the Executive is a "specified employee" as defined in Section 409A, then to the extent that any amount to which the Executive is entitled in connection with the termination of Executive's employment is subject to Section 409A, payments of such amounts to which the Executive would otherwise be entitled during the six (6) month period following the Executive's Date of Termination will be accumulated and paid in a lump sum on the first day of the seventh month after the month in which the Date of Termination occurs. This paragraph shall apply only to the extent required to avoid the Executive's incurrence of any additional tax or interest under Section 409A.

(b)          Notwithstanding any other provisions of this Agreement to the contrary and to the extent applicable, it is intended that this Agreement be exempt from or otherwise comply with the requirements of Section 409A, and this Agreement shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Executive pursuant to Section 409A. However, neither CFIS nor the Bank shall have any liability to Executive, Executive's beneficiaries or otherwise if this Agreement or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A. For purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to 409A of the Code, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations promulgated under Section 409A.

3.06.       Regulatory Prohibition on Payment. Notwithstanding anything to the contrary contained in this Agreement, any payments to Executive by the Bank under this Agreement are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359. The Bank covenant to Executive that it will use commercially reasonable efforts to obtain any regulatory agency approvals that may be required in order to make payments to Executive as provided herein.

3.07.       Provision of Severance under Multiple Agreements. Notwithstanding anything herein contained to the contrary, if Executive is entitled to the Severance Amount hereunder, and is also entitled to a severance payment from CFIS or the Bank under any other agreement, plan or policy (“Other Severance Payment”), then Executive shall only receive the greater of (a) the Severance Amount or (b) the Other Severance Payment.

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ARTICLE IV.
General Provisions

4.01.       Successors.

(a)          This Agreement is personal to Executive and shall not be assignable by Executive without the prior written consent of the Bank other than by will or the laws of descent and distribution. If Executive should die while any amounts would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's heirs or representatives or, if there be no such designee, to Employer's estate.

(b)          This Agreement shall inure to the benefit of and be binding upon the Bank and their respective successors and assigns, whether by contract or operation of law.

(c)          The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to require any successor to assume and agree to perform this Agreement is not a prerequisite to Section 4.01(b) applying to the parties hereto and their respective successor and assigns.

4.02.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto. This Agreement supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto.

4.03.       Notices. All notices required or permitted under this Agreement must be given in writing, reference this Agreement and will be deemed delivered and given (a) upon personal delivery to the party to be notified; (b) three days after mailing by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; (c) one business day after deposit with a nationally-recognized commercial overnight courier, specifying next day delivery with verification of receipt; or (d) when sent by electronic mail transmission (such email notice to be effective on the date after such email is sent), with a confirmation sent by way of one of the above methods. All communications shall be sent to the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Bank:	If to Executive:

Chief Financial Officer	Douglas D. Howe
357 Roosevelt Road	6302 White Berry Lane
Glen Ellyn, IL 60137	Loves Park, IL 61111-3412

4.04.       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

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4.05.       Withholding. The Bank may withhold from any amounts payable under this Agreement such Federal, state or local income or employment taxes as shall be required to be withheld pursuant to any applicable law or regulation.

4.06.       Waiver. The failure by the Bank or Executive to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Bank may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

4.07.       Employment at Will. Executive and the Bank acknowledge that, except as may otherwise be provided under any other written agreement between Executive and the Bank, the employment of Executive is "at will". Moreover, if prior to the Change of Control Date, Executive's employment with the Bank terminates, then Executive shall have no further rights under this Agreement.

(Signature page follows)

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IN WITNESS WHEREOF, Executive and the Bank have executed this Agreement as of the date first above written.

COMMUNITY BANK – WHEATON/GLEN ELLYN		EXECUTIVE

By:	/s/ Eric Wedeen SVP/CFO	/s/ Douglas Howe
	Eric Wedeen	Douglas Howe
Chief Financial Officer

Signature Page to Change of Control Agreement